Exhibit 99.1

NEWS RELEASE

Westell Announces Authorization of a New $2 Million Stock Repurchase Program
AURORA, IL, May 17, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced that its Board of Directors has authorized a new stock repurchase program of up to $2 million of its Class A common stock.

“Westell’s strong balance sheet and the success of our recent expense structure reset enables us to return value to stockholders through stock repurchases. At the same time, we can continue investing in new growth opportunities, such as the emerging in-building wireless public safety communication market,” said Tom Minichiello, Senior Vice President and Chief Financial Officer. “Westell’s management team and Board of Directors believes in our long-term prospects and is committed to efficient capital deployment as demonstrated by this new authorization.”

The timing and amount of stock repurchases will be determined by management at its discretion and will depend on a number of factors including market conditions, regulatory requirements, and other factors. The program calls for the repurchases to be made in the open market or through privately negotiated transactions.
There is no guarantee as to the amount of stock that will be repurchased, and the repurchase program may be extended, suspended, or discontinued at Westell’s discretion at any time without notice.
The Company’s previously approved stock repurchase program remains in effect. That program has approximately $113,000 of remaining availability.
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About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enables service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit westell.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Investor Relations Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com